Supplemental Proxy Information
The Annual Meeting of the Stockholders of the Fund was held on June 15, 2000.
 The following is a
summary of the proposal presented and the total number of shares voted:

Proposal:                                     Votes  in    Votes        Votes
                                              Favor of     Against
 Abstained


1.  To elect the followingAndrew McNally IV   3,653,035       90,077
 0
                          Frederick O. Roberts3,652,935       90,177
 0
                          Harold J. Schaaff, J3,653,035       90,077
 0
                          Fergus Reid         3,653,035       90,077
 0
                          Graham E. Jones     3,653,035       90,077
 0
                          John D. Barrett II  3,653,035       90,077
 0
                          Samuel T. Reeves    3,653,035       90,077
 0
                          Gerard E. Jones     3,653,035       90,077
            0


The Annual Meeting of the Stockholders of the Fund was reconvened on
 August 1, 2000.
The following is a summary of the proposal presented and the total number of shares voted:

Proposal:                                     Votes  in    Votes        Votes
                                              Favor of     Against
 Abstained


2.  To ratify the selection of Ernst & Young L3,873,846        7,700
       22,663
     independent accountants of the Fund